____________________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 3, 2011
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
____________________________________________________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, Sovran Self Storage, Inc. (the "Company"), through action of the Compensation Committee of the Company's Board of Directors (the "Committee"), authorized annual incentive awards in respect of the year ended December 31, 2010 to the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.  The awards are payable in cash and in shares of restricted stock under the terms of the Company's 2005 Award and Option Plan.  The Committee also established the base salary for these executive officers for the year ending December 31, 2011, which salaries represent a 2.5% increase from the 2010 base salaries.

Details of the Committee's actions are set forth below:

Officer	2011 Base Salary	Cash Bonus	Restricted Stock Award

Robert J. Attea, Chief Executive Officer	$429,475	$209,500	5,4391 shares
Kenneth F. Myszka, Chief Operating Officer	$418,200	$204,000	5,2961 shares
David L. Rogers, Chief Financial Officer	$418,200	$204,000	5,2961 shares

(1)	Vests after 1 year.

____________________________________________________________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 4, 2011	SOVRAN SELF STORAGE, INC. _______________________________ By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer